UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2013

Talon Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-32626	32-0064979
(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 200

South San Francisco, CA 94080

(Address of principal executive offices and Zip Code)

(650) 588-6404

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 17, 2013 (the “Closing Date”), pursuant to the terms of a Securities Purchase Agreement dated as of July 16, 2013 (the “Stockholder Purchase Agreement”), Eagle Acquisition Merger Sub, Inc. (the “Purchaser”), a wholly-owned subsidiary of Spectrum Pharmaceuticals, Inc. (“Spectrum”), purchased from entities affiliated with Warburg Pincus & Co. (“WP”) and Deerfield Management, LLC (“Deerfield”), the two principal stockholders (the “Principal Stockholders”) of Talon Therapeutics, Inc. (the “Company”), shares of the Company’s common stock, $0.001 par value (the “Common Stock”), owned by the Principal Stockholders, which represented approximately 89% of the outstanding shares of Common Stock, for a purchase price equal to the Per Share Merger Consideration (as defined below). Immediately prior to the closing of the purchase, the Principal Stockholders converted all of their shares of the Company’s Series A-1, Series A-2 and Series A-3 Convertible Preferred Stock (the “Preferred Stock”) owned by them into shares of Common Stock in accordance with the terms of the certificate of designation for each applicable series of Preferred Stock. In addition to the shares of Common Stock purchased from the Principal Stockholders, the Purchaser also purchased certain warrants to purchase shares of Common Stock owned by Deerfield.

The conversion of the shares of the Preferred Stock by the Principal Stockholders was accomplished in accordance with the terms of a Waiver Agreement dated as of July 16, 2013, among the Company and the Principal Stockholders (the “Waiver Agreement”). Pursuant to the Waiver Agreement, the Principal Stockholders agreed to convert all of their shares of Preferred Stock into shares of Common Stock at the applicable conversion prices for each series of Preferred Stock. Further, the Principal Stockholders agreed to waive, among other rights, all of their rights to receive (i) the liquidation preference to which they would otherwise have been entitled under the terms of the Preferred Stock, (ii) accelerated accretion with respect to their Preferred Stock through the fifth anniversary of the issuance of such shares, and (iii) an additional payment upon a change of control transaction relating to the value of the shares of Series A-3 Preferred Stock that remained available for purchase by such holders pursuant to that certain Investment Agreement dated January 9, 2012, as amended, among the Company and the Principal Stockholders (the “Investment Agreement”). Instead, for each share of Common Stock sold by the Principal Stockholders to Purchaser pursuant to the Stockholder Purchase Agreement, the Principal Stockholders received the same per share consideration as all other holders of Common Stock are entitled to receive in the Merger.

Also on the Closing Date, pursuant to the terms of a Stock Purchase Agreement dated July 16, 2013 (the “Company Purchase Agreement”), entered into among the Company, the Purchaser and Spectrum, the Company sold 20,100,000 newly issued shares of Common Stock (the “Purchased Shares”) to the Purchaser at a price per share of $0.37. Purchaser paid for the Purchased Shares by delivery of (i) $20,100.00 in cash, an amount equal to the par value of the Purchased Shares; and (ii) a promissory note in the principal amount of $7,416,900. The acquisition of the Purchased Shares, together with the acquisition of the shares of Common Stock from the Principal Stockholders pursuant to the Stockholder Purchase Agreement, resulted in the ownership by the Purchaser of an amount of shares in excess of 90% of the then outstanding shares of Common Stock. On the Closing Date, in accordance with the terms of the Company Purchase Agreement, the Purchaser consummated a “short form” merger with the Company in which Purchaser merged with and into the Company, with the Company remaining as the surviving corporation and a wholly-owned subsidiary of Spectrum (the “Merger”). The Merger was consummated without a vote or meeting of the Company’s stockholders in accordance with Section 253 of the Delaware General Corporation Law.

As a result of the Merger, each issued and outstanding share of Common Stock (other than shares of Common Stock owned by the Purchaser or by Spectrum, and shares of Common Stock for which the holder thereof demands and perfects such holder’s right to an appraisal (the “Dissenting Shares”) in accordance with the applicable provisions of the DGCL) were converted into the right to receive (A) $0.05609 in cash per share, without interest and subject to applicable withholding (the “Cash Portion”), and (B) one contingent value right (“CVR” and, together with the Cash Portion, the “Per Share Merger Consideration”) entitling the holder to receive, subject to the terms of the CVR Agreement (as defined below), a pro rata portion of contingent cash payments from Spectrum totaling up to $195 million (without duplication) upon the achievement of the following specific milestones:

●	$5,000,000 upon the achievement of net sales of Marqibo® (vincristine sulfate liposome injection) in excess of $30,000,000 in any calendar year;
●	$10,000,000 upon the achievement of net sales of Marqibo in excess of $60,000,000 in any calendar year;
●	$25,000,000 upon the achievement of net sales of Marqibo in excess of $100,000,000 in any calendar year;
●	$50,000,000 upon the achievement of net sales of Marqibo in excess of $200,000,000 in any calendar year;
●	$100,000,000 upon the achievement of net sales of Marqibo in excess of $400,000,000 in any calendar year; and
●	$5,000,000 upon the receipt of marketing authorization from the FDA regarding Menadione Topical Lotion.

The terms and conditions regarding any payments under the CVRs are governed by the Contingent Value Rights Agreement, entered into among the Company, Spectrum and Corporate Stock Transfer, Inc., as rights agent, dated as of July 16, 2013 (the “CVR Agreement”). Each CVR will be unregistered and will be non-transferable, subject to limited exceptions. There can be no assurance as to the actual value, if any, of a CVR.

 The Purchaser paid an aggregate of $11,300,000 to fund the Cash Portion of the Per Share Merger Consideration and approximately $3,800,000 on the Closing Date to satisfy certain outstanding obligations and transaction-related and other expenses of Talon.

The Company Purchase Agreement, the CVR Agreement and the Waiver Agreement, and the transactions contemplated thereby, were unanimously approved by the Company’s Board of Directors based, in part, upon the unanimous recommendation of a special committee of the Board (the “Special Committee”), consisting solely of independent directors of the Board. On behalf of the Company, the Special Committee negotiated the Waiver Agreement with the Principal Stockholders.

The foregoing description of the Company Purchase Agreement, the Waiver Agreement, the CVR Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Company Purchase Agreement, the Waiver Agreement and the CVR Agreement, copies of which are filed as Exhibits 2.1, 4.1 and 2.2, respectively, to this report and are incorporated herein by reference.

The Company Purchase Agreement has been attached as an exhibit to this Current Report to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Purchaser or Spectrum, their respective businesses, or the actual conduct of their respective businesses during the period prior to the effective time of the Merger.

The Company Purchase Agreement contains representations and warranties that (i) are the product of negotiations among the parties thereto and (ii) the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in part by confidential disclosure schedules delivered in connection with the Company Purchase Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the entry into the Company Purchase Agreement and the Stockholder Purchase Agreement described in Item 1.01, on the Closing Date, each of the following agreements of the Company were terminated: (i) the Investment Agreement (ii) the Investment Agreement, dated June 7, 2010, as amended, by and among the Company and the Principal Stockholders, (iii) the Registration Rights Agreement, dated June 7, 2010, as amended, by and among the Company and the Principal Stockholders, and (iv) the Facility Agreement, dated October 30, 2007, as amended, between the Company and Deerfield.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 is incorporated by reference herein.

The Company offered and sold the Purchased Shares in a private placement pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Items 1.01, 2.01, 3.02 and 5.01 of this report is incorporated by reference into Item 3.03.

At the effective time of the Merger, each outstanding share of Common Stock (other than shares held by the Purchaser or Spectrum and Dissenting Shares) was converted into the right to receive the Per Share Merger Consideration.

Item 5.01	Changes in Control of Registrant.

The information set forth in Items 1.01, 2.01, 3.02, 3.03 and 5.02 of this report is incorporated by reference into Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, and as contemplated by the Company Purchase Agreement, each of Howard Furst, Paul Maier, Howard Pien, Leon Rosenberg, Robert Spiegel and Elizabeth Weatherman voluntarily resigned from the Board effective as of the effective time of the Merger (the "Effective Time"). Pursuant to the terms of the Company Purchase Agreement, as of the Effective Time, Rajesh C. Shrotriya, M.D., was appointed a director of the Company. Dr. Shrotriya is currently President, Chief Executive Officer and Chairman of Spectrum. One of the Company’s existing directors, Steven R. Deitcher, remained on the Board following the Effective Time.

The Company entered into a Separation Agreement and Release with Craig W. Carlson (the “Carlson Agreement”). The Carlson Agreement provides that Mr. Carlson will receive severance benefits consisting of (i) severance pay in the gross amount of $346,908.12, less applicable deductions and withholding, representing twelve months of annualized base salary, to be paid in accordance with the Company’s regular payroll practices, (ii) health insurance for twelve (12) months; and (iii) $6,550.00, less applicable withholding, to be used for contribution to a health savings account. The Carlson Agreement also includes a waiver and release of claims by Mr. Carlson. The foregoing description of the material terms of the Carlson Agreement does not purport to be complete and is qualified in its entirety by reference to the Carlson Agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Company entered into a Separation Agreement and Release with Steven R. Deitcher M.D. (the “Deitcher Agreement”). The Deitcher Agreement provides that Dr. Deitcher will receive severance benefits consisting of (i) severance pay in the gross amount of $729,856.80, less applicable deductions and withholding, representing 18 months of annualized base salary, to be paid in accordance with the Company’s regular payroll practices, (ii) health insurance for 18 months; (iii) $6,550.00, less applicable withholding, to be used for contribution to a health savings account; (iv) $510,899.84, less applicable deductions and withholding, representing 150% of the bonus which Dr. Deitcher would have been eligible to receive assuming full performance; and (v) acceleration of vesting of unvested options.  The Deitcher Agreement also includes a waiver and release of claims by Dr. Deitcher. The foregoing description of the material terms of the Deitcher Agreement does not purport to be complete and is qualified in its entirety by reference to the Deitcher Agreement, attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Company Purchase Agreement, at the Effective Time, the Company’s certificate of incorporation was amended and restated in its entirety (the “Amended and Restated Certificate of Incorporation”).

Also pursuant to the Company Agreement, at the Effective Time, the Company’s bylaws were amended and restated in their entirety to be identical to the bylaws of Purchaser, as in effect immediately prior to the Effective Time (the “Amended and Restated Bylaws”).

The Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1*	Stock Purchase Agreement, dated as of July 16, 2013, between Talon Therapeutics, Inc., Spectrum Pharmaceuticals, Inc. and Eagle Acquisition Merger Sub, Inc.

2.2*	Contingent Value Rights Agreement, dated as of July 16, 2013, among Talon Therapeutics, Inc., Spectrum Pharmaceuticals, Inc., and Corporate Stock Transfer, Inc.

3.1	Amended and Restated Certificate of Incorporation of Talon Therapeutics, Inc.

3.2	Amended and Restated Bylaws of Talon Therapeutics, Inc.

4.1	Waiver Agreement, dated as of July 16, 2013, among Talon Therapeutics, Inc. and certain stockholders.

10.1	Separation Agreement and Release with Craig W. Carlson, dated July 16, 2013.

10.2	Separation Agreement and Release with Steven R. Deitcher, M.D., dated July 16, 2013.

*     Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

Forward Looking Statement Disclaimer

This Current Report contains forward-looking statements regarding future events and the future performance of Spectrum Pharmaceuticals, Inc. and Talon Therapeutics, Inc. that involve risks and uncertainties that could cause actual results to differ materially. These statements are based on management's current beliefs and expectations. These statements include, but are not limited to, statements that relate to Spectrum’s and Talon’s business and future, including the success and strategic fit of Talon within Spectrum, the potential value of the consideration to be received by Talon’s stockholders in connection with the acquisition by Spectrum, including, without limitation, the achievement of certain milestones, the ability to develop and commercialize the acquired products, and any statements that relate to the intent, belief, plans or expectations of Spectrum, Talon or their respective management, or that are not a statement of historical fact. Risks that could cause actual results to differ include the possibility that existing and new drug candidates may not prove safe or effective, the possibility that existing and new applications to the FDA and other regulatory agencies may not receive approval in a timely manner or at all, the possibility that existing and new drug candidates, if approved, may not be more effective, safer or more cost efficient than competing drugs, the possibility that efforts to acquire or in-license and develop additional drug candidates may fail, the dependence on third parties for clinical trials, manufacturing, distribution and quality control and other risks that are described in reports filed with the Securities and Exchange Commission by Spectrum and Talon. Neither Spectrum nor Talon plan to update any such forward-looking statements and expressly disclaim any duty to update the information contained in this Current Report except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2013	Talon Therapeutics, Inc.

	By:	/s/ Kurt A. Gustafson
Kurt A. Gustafson Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Stock Purchase Agreement, dated as of July 16, 2013, between Talon Therapeutics, Inc., Spectrum Pharmaceuticals, Inc. and Eagle Acquisition Merger Sub, Inc.

2.2*	Contingent Value Rights Agreement, dated as of July 16, 2013, among Talon Therapeutics, Inc., Spectrum Pharmaceuticals, Inc., and Corporate Stock Transfer, Inc.

3.1	Amended and Restated Certificate of Incorporation of Talon Therapeutics, Inc.

3.2	Amended and Restated Bylaws of Talon Therapeutics, Inc.

4.1	Waiver Agreement, dated as of July 16, 2013, among Talon Therapeutics, Inc. and certain stockholders.

10.1	Separation Agreement and Release with Craig W. Carlson, dated July 16, 2013.

10.2	Separation Agreement and Release with Steven R. Deitcher, M.D., dated July 16, 2013.

*     Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

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